                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 22, 2004
                        --------------------------------
                        (Date of earliest event reported)


                               SPORTSNUTS, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

      Delaware                     333-14477               87-0561426
------------------------     ---------------------   ------------------------
(State of Incorporation)     (Commission File No.)   (IRS Employer ID Number)

              11585 South State Street, Suite 102, Draper, Utah 84020
              -------------------------------------------------------
                     (Address of principal executive offices)

                                (801) 816-2500
                       -------------------------------
                       (Registrant's telephone number)

Item 4.  Changes in Registrant's Certifying Accountant

On January 22, 2004, the Board of Directors of Sportsnuts, Inc. (the "Registrant") dismissed Chisholm & Associates, PC ("Chisholm") as its independent accountants. On this date the Registrant engaged Bouwhuis Morrill & Company, LLC as its new independent accountants. The decision to change the Company(s accounting firm from Chisholm is the affiliation of Neal A. Hansen, CPA with Bouwhuis Morrill & Company, LLC in January, 2004. Mr. Hansen was involved to a great degree in our prior audits and resulting preparation of our previous financial statements. We believe that continuing to work with Mr. Hansen and reliance upon Bouwhuis Morrill & Company, LLC for our future audit needs will provide both continuity and cost efficiency to the preparation of our financial statements.

Other than a going concern qualification, the reports of Chisholm on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has not had any disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Chisholm's satisfaction, would have caused Chisholm to make reference to the subject matter of the disagreement in connection with its reports.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding the appointment as independent accountants, neither the Registrant nor anyone on its behalf consulted Bouwhuis Morrill & Company, LLC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor has Bouwhuis Morrill & Company, LLC provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

Item 7.  Exhibits

16.1 Letter from Chisholm & Associates, PC regarding the change in certifying accountants.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SPORTSNUTS, INC.
                                             (Registrant)

Date: January 22, 2004                 By: /S/Kenneth I. Denos
                                           Kenneth I. Denos
                                           Chief Executive Officer